Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—

Strategic 10 Portfolio, 2004 Series D:

We consent to the use of our report dated December 27, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

December 27, 2004